EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Jensen Portfolio, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Jensen Portfolio, Inc. for the fiscal year ended May 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Jensen Portfolio, Inc. for the stated period.

/s/ Robert McIver		/s/ Brian Ferrie
Robert McIver		Brian Ferrie
President, The Jensen Portfolio, Inc.		Treasurer, The Jensen Portfolio, Inc.

Dated:	7/29/2009	Dated:	7/29/2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Jensen Portfolio, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.